Filed Pursuant to Rule 424(b)(5)
Registration No. 333-285434

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 28, 2025)

AFFILIATED MANAGERS GROUP, INC.

$425,000,000

5.500% Senior Notes due 2036

We are offering $425,000,000 aggregate principal amount of 5.500% senior notes due 2036, which we refer to in this prospectus supplement as the notes.

We will pay interest on the notes on February 15 and August 15 of each year, beginning August 15, 2026. The notes will be issued only in registered form in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The notes will mature on February 15, 2036.

We may redeem the notes, in whole or in part, at any time and from time to time at the redemption prices described under “Description of Notes—Optional Redemption of Notes.” If a change of control repurchase event occurs, we may be required to offer to purchase the notes from the holders as described in this prospectus supplement under the heading “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

We do not intend to list the notes on any securities exchange or to arrange for the notes to be quoted on any quotation system. Currently, there is no public market for the notes.

The notes will be our general unsecured and unsubordinated obligations and will rank equally in right of payment with all our other unsubordinated obligations from time to time outstanding. The notes will be structurally subordinated to all future and existing obligations of our subsidiaries and will be effectively junior to any secured debt we incur to the extent of the collateral securing such indebtedness.

See “Risk Factors” beginning on page S-4 of this prospectus supplement and the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus supplement, for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount	Proceeds To Us, Before Expenses(1)
Per note	99.828%	0.650%	99.178%
Total	$424,269,000	$2,762,500	$421,506,500

(1)	Plus accrued interest from December 11, 2025 if settlement occurs after that date.

The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company (“DTC”) and its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) on or about December 11, 2025.

Joint Book-Running Managers

BofA Securities	Citigroup	Wells Fargo Securities

Citizens Capital Markets

Co-Managers

Barclays	BNY Capital Markets	Deutsche Bank Securities

Goldman Sachs & Co. LLC	Huntington Capital Markets	J.P. Morgan	Morgan Stanley
M&T Securities	RBC Capital Markets	Siebert Williams Shank	US Bancorp

The date of this prospectus supplement is December 8, 2025.

Prospectus Supplement

Prospectus

We and the underwriters have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free-writing prospectus filed by us with the SEC. This prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free-writing prospectus filed by us with the SEC is accurate as of any date other than the date of the applicable document. Our businesses, financial condition, results of operations, liquidity, cash flows and prospects might have changed since those dates.

We expect that delivery of the notes will be made to investors on or about December 11, 2025, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended

S-i

(the “Exchange Act”), trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than one business day prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes specific terms of this offering of notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If information in this prospectus supplement, or the information incorporated by reference into this prospectus supplement and the accompanying prospectus, is inconsistent with the accompanying prospectus, this prospectus supplement or the information incorporated by reference into this prospectus supplement and the accompanying prospectus will apply and will supersede that information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to the prospectus supplement, the accompanying prospectus and the information incorporated by reference therein collectively.

We and the underwriters have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free-writing prospectus filed by us with the SEC. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise indicated or unless the context requires otherwise, all references to “AMG,” “we,” “us,” the “Company” and “our” refer to Affiliated Managers Group, Inc., and not our Affiliates (as defined herein) or other subsidiaries. When we refer to “you” or “yours,” we mean the holders of the notes offered hereby.

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus supplement, the accompanying prospectus and the other documents we incorporate by reference may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, and may be prefaced with words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “preliminary,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates” or the negative version of these words or other comparable words. Such statements are subject to certain risks and uncertainties and include, among other things, statements regarding our intent, belief or expectations with respect to:

•	trends in our or our Affiliates’ businesses;

•	our and our Affiliates’ growth and business development opportunities, and other strategic matters;

•	potential transactions with new investment management firms or our Affiliates, or transactions in Affiliate equity;

•	our structure and relationship with Affiliates;

•	investment management operations;

•	government regulation;

•	the availability of debt and equity financing to fund transactions;

•	future borrowings under our revolving credit facility;

•	interest rates and hedging contracts;

•	the impact of new accounting policies;

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•	our competition and our Affiliates’ competition;

•	our share repurchase plans;

•	changing conditions in the financial and securities markets; and

•	general economic conditions.

The future results or outcome of the matters described in any of these statements are uncertain, and they merely reflect our current expectations and estimates. We caution readers not to place undue reliance on any forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Some of the factors that might cause these differences include, but are not limited to, the factors described in the “Risk Factors” section hereof, in our most recent Annual Report on Form 10-K or in our Quarterly Reports on Form 10-Q filed thereafter as well as the following:

•	changes in the securities or financial markets or in general economic conditions;

•	changes in our total assets under management as well as the product mix and relative level of assets under management of our Affiliates;

•	the investment performance, fee levels and growth rates of our Affiliates and their ability to effectively market their investment strategies;

•	the mix of Affiliate contributions to our earnings;

•	the availability of equity and debt financing;

•	competition within the asset management industry, as well as competition for acquisitions of interests in investment management firms;

•	the ability to close pending investments;

•	changes in the regulatory landscape;

•	the impact of potential failures to maintain and properly safeguard an adequate technology infrastructure; and

•

financial crises, political or diplomatic developments in the U.S. or globally, including uncertainties regarding actual and potential changes in domestic, foreign, trade, economic, and other policies, trade tensions, public health crises, civil unrest, war, terrorism, natural disasters, or risks associated with global climate change, or other factors that are difficult to predict.

You should carefully review all of these factors, and you should be aware that there may be other factors that could cause such differences.

We caution you that, while forward-looking statements reflect our current estimates and beliefs, they are not guarantees of future performance. Except as required by law, we do not undertake to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before investing. You should also review “Risk Factors” to determine whether an investment in the notes is appropriate for you.

AMG is a strategic partner to leading independent investment firms globally. Our strategy is to generate long-term value by investing in high-quality independent partner-owned firms, which we refer to as “Affiliates,” through a proven partnership approach, and allocating resources across our unique opportunity set to the areas of highest growth and return. With their entrepreneurial, investment-centric cultures and alignment of interests with clients through direct equity ownership by firm principals, independent firms have fundamental competitive advantages in offering unique return streams to the marketplace. Through AMG’s distinctive approach, we enhance these advantages to magnify the long-term success of our Affiliates and actively support their independence. Our innovative model enables each Affiliate’s management team to retain autonomy and significant equity ownership in their firm, while they leverage our strategic capabilities and insight, including growth capital, product strategy and development, capital formation, and incentive alignment and succession planning. As of September 30, 2025, our aggregate assets under management (“AUM”) were approximately $804 billion (or approximately $855 billion on a pro forma basis after giving effect to (i) new investments in Montefiore Investment and Qualitas Energy, which closed in the fourth quarter of 2025, (ii) the sale of a portion of AMG’s interest in Comvest Partners, which closed in the fourth quarter of 2025, and (iii) a new investment in Brown Brothers Harriman Credit Partners, which is expected to close in the first quarter of 2026, and assessment of AUM under internal management policies) across a diverse range of private markets, liquid alternative, and differentiated long-only investment strategies.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the notes, see the section entitled “Description of Notes.”

Issuer	Affiliated Managers Group, Inc.

Notes Offered	$425,000,000 aggregate principal amount of 5.500% senior notes due 2036.

Maturity	The notes will mature on February 15, 2036.

Interest

Interest on the notes will accrue from December 11, 2025 at the rate of 5.500% per year, and will be payable in cash on February 15 and August 15 of each year, commencing August 15, 2026. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Priority

The notes will be our general unsecured and unsubordinated obligations and will rank equally in right of payment with our existing and future unsubordinated obligations. The notes will be structurally subordinated to all future and existing obligations of our subsidiaries and will be effectively junior to any secured debt we incur to the extent of the collateral securing such indebtedness.

Our total indebtedness as of September 30, 2025 was $2,371.6 million.

Offer to Repurchase

If we experience a change of control, as defined herein, and in connection therewith the notes are downgraded below investment grade by both Moody’s Investors Service, Inc. and S&P Global Ratings, we must offer to repurchase all the notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest thereon, if any, to, but not including, the date of repurchase. See “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

Optional Redemption

At any time prior to the maturity date of the notes, we may redeem all or a portion of the notes at the applicable redemption prices described under “Description of Notes—Optional Redemption of Notes.”

Certain Covenants

We will issue the notes under an indenture that, among other things, limits our ability to consolidate, merge or sell all or substantially all of our assets. These limitations are subject to a number of important qualifications and exceptions. See “Description of Notes.”

Further Issuances

From time to time, without the consent of the holders of the notes, we may issue additional debt securities having the same ranking and the same interest rate, maturity and other terms (except for the issue date, issue price and, in some cases, the first interest payment date) as the notes. Any additional debt securities having those similar terms, together with the previously issued notes, will constitute a single series of debt securities under the indenture.

Use of Proceeds

The net proceeds of this offering are estimated to be $420.4 million after deducting the underwriting discount and estimated offering expenses payable by us. We expect to use the net proceeds from this offering to redeem in full and otherwise settle our obligations with respect to the 5.15% Convertible Trust Preferred Securities due 2037 of AMG Capital Trust II (the “Trust Preferred Securities”) in cash, with any remaining net proceeds expected to be used for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Conflicts of Interest

Certain of the underwriters or their affiliates may be holders of the Trust Preferred Securities and, to the extent proceeds from the offering are used to redeem the Trust Preferred Securities, may receive 5% or more of the net proceeds of the offering through such redemption. Such underwriters are deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”), and this offering will therefore be conducted in accordance with FINRA Rule 5121. See “Underwriting (Conflicts of Interest).”

Form and Denomination

The notes will be issued in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be evidenced by one or more global securities deposited with or on behalf of DTC and registered in the name of Cede & Co. as DTC’s nominee.

No Prior Market

The notes are a new issue of securities with no established trading market. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

No Listing	We do not intend to apply for listing of the notes on any securities exchange or to arrange for the notes to be quoted on any quotation system.

Governing Law	The notes and the indenture under which they will be issued will be governed by New York law.

Trustee	U.S. Bank Trust Company, National Association.

Risk Factors

Investing in the notes involves risk. See “Risk Factors” and the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

You should carefully consider the risks described below and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision to invest in the notes. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in the notes. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your original investment. Certain statements in “Risk Factors” are forward-looking statements. See “Forward-Looking Statements.”

Risks Related to the Notes

The notes are unsecured.

The notes are unsecured. The indenture for the notes does not restrict our ability to incur additional indebtedness, including secured indebtedness. Holders of any secured indebtedness will have claims that are prior to your claims as holders of the notes, to the extent of the value of the assets securing such indebtedness, in the event of any bankruptcy, liquidation or similar proceeding.

The notes are structurally subordinated to all liabilities of our subsidiaries and Affiliates.

None of our subsidiaries or Affiliates has guaranteed or otherwise become obligated with respect to the notes. Accordingly, our right to receive assets from any of our subsidiaries or Affiliates upon their bankruptcy, liquidation or reorganization, and the right of holders of the notes to participate in those assets, is structurally subordinated to claims of that subsidiary’s or Affiliate’s creditors, including trade creditors.

We are a holding company and require cash from our subsidiaries and Affiliates to make payments on the notes.

The notes are solely our obligation, and no other entity will have any obligation, contingent or otherwise, to make payments in respect of the notes. We are a holding company for many direct and indirect subsidiaries and Affiliates. Our subsidiaries and Affiliates will have no obligation to make payments in respect of the notes. Accordingly, we depend on dividends and other distributions from our subsidiaries and Affiliates to generate the funds necessary to meet our obligations under the indenture governing the notes, including interest payments. As described above, as an equity holder of our subsidiaries and Affiliates, our ability to participate in any distribution of assets of any subsidiary or Affiliate is structurally subordinate to the claims of the creditors of that subsidiary or Affiliate. The indenture governing the notes does not restrict the amount of debt that our subsidiaries or Affiliates may incur. If our ability to obtain cash from our subsidiaries or Affiliates is restricted, we may be unable to fund required payments in respect of the notes.

The indenture does not restrict the amount of additional debt, including secured debt, that we may incur.

The notes and indenture under which the notes will be issued do not place any limitation on the amount of debt, including secured debt, that we may incur. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the market value of your notes and a risk that the credit rating of the notes is lowered or withdrawn.

We may not be able to repurchase the notes upon a change of control repurchase event.

Upon the occurrence of a change of control repurchase event (as defined in the indenture that governs the notes, as supplemented), subject to certain conditions, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest thereon, if any, to, but not including, the date of repurchase.

Certain of our senior notes are subject to similar provisions. The terms of our credit agreements provide that certain change of control events will constitute an event of default thereunder entitling the respective lenders to accelerate any indebtedness outstanding thereunder at that time and to terminate the agreements. Our future debt arrangements may contain similar provisions. The source of funds for a purchase of notes following a change of control repurchase event, and for any repayments of indebtedness required as a result of a change of control under our existing or future debt agreements, will be our available cash or cash generated from our Affiliates’ operations or other potential sources, including borrowings, sales of assets or sales of equity or debt. We cannot assure you that sufficient funds will be available. See “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

An active trading market may not develop for the notes.

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange or to arrange for the notes to be quoted on any quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

We cannot assure you of the market price for the notes.

If you are able to resell your notes, the price you receive will depend on many other factors that may vary over time, including:

•	our credit ratings;

•	the number of potential buyers of the notes;

•	the level of liquidity of the notes;

•	our financial performance;

•	the amount of total indebtedness we have outstanding;

•	the level, direction and volatility of market interest rates and credit spreads generally;

•	the market for similar securities;

•	the repayment and redemption features of the notes; and

•	the time remaining until your notes mature.

As a result of these and other factors, you may be able to sell your notes only at a price below that which you believe to be appropriate, including a price below the price you paid for them.

The terms of the indenture and the notes provide only limited protection against significant corporate events that could adversely impact your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to noteholders upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes.

Furthermore, the indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur indebtedness, including secured debt;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes; or

•

limit our ability to sell assets, or sell, merge or consolidate any of our subsidiaries, except for certain limitations in the event of a sale, merger or consolidation involving substantially all of our assets.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

Changes in our credit ratings or the debt markets could adversely affect the market price of the notes.

The market price for the notes will depend on many factors, including, among other things:

•	our credit ratings with major credit rating agencies, including with respect to the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our operating results, financial condition, financial performance and future prospects; and

•

economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business and the financial markets generally, including continuing market volatility and uncertainty about the U.S. economy and other key economies, and sovereign credit and bank solvency concerns in Europe and other key economies.

The price of the notes may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the asset management industry as a whole and may change our credit rating based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the notes.

Redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.

USE OF PROCEEDS

The net proceeds of this offering are estimated to be $420.4 million after deducting the underwriting discount and estimated offering expenses payable by us. We expect to use the net proceeds from this offering to redeem in full and otherwise settle our obligations with respect to the Trust Preferred Securities in cash, with any remaining net proceeds expected to be used for general corporate purposes.

Certain of the underwriters or their affiliates may be holders of the Trust Preferred Securities and, to the extent proceeds from the offering are used to redeem the Trust Preferred Securities, may receive 5% or more of the net proceeds of the offering through such redemption. To the extent an underwriter or its affiliates receive more than 5% of the net proceeds of the notes offered hereby, such underwriter is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121, and this offering will therefore be conducted in accordance with FINRA Rule 5121. See “Underwriting (Conflicts of Interest).”

References to the redemption of, and settlement of obligations with respect to, the Trust Preferred Securities in this prospectus supplement do not constitute a notice of redemption pursuant to the terms thereof, nor shall constitute an obligation to issue a notice of redemption. Any such redemption would be made only pursuant to, and in accordance with, the terms of the indenture relating to the Trust Preferred Securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2025, on an actual basis and as adjusted basis to give effect to the issuance of the notes and the use of proceeds therefrom to redeem in full the Trust Preferred Securities, as described under “Use of Proceeds” in this prospectus supplement. This table does not reflect other transactions subsequent to September 30, 2025.

	As of September 30, 2025
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents(1)	$476.1	$557.3

Long-term debt:
Revolving credit facility	100.0	100.0
Senior notes due 2030(2)	348.5	348.5
Senior notes due 2034(3)	394.6	394.6
Junior convertible trust preferred securities(1)(4)	339.2	—
Junior subordinated notes due 2059(5)	290.2	290.2
Junior subordinated notes due 2060(6)	266.9	266.9
Junior subordinated notes due 2061(7)	195.1	195.1
Junior subordinated notes due 2064(8)	437.1	437.1
Notes offered hereby(9)	—	420.4

Total long-term debt	2,371.6	2,452.8
Total stockholders’ equity	3,343.4	3,343.4

Total capitalization	$5,715.0	$5,796.2

(1)

Assumes redemption in full of the outstanding principal amount of junior convertible trust preferred securities, at par. Actual value to settle obligations with respect to the junior convertible trust preferred securities may differ.

(2)	Reflects original discount of 0.043% ($0.2 million) and subsequent accretion of $0.1 million on $350.0 million principal amount, net of issuance costs of $1.5 million.
(3)	Reflects original discount of 0.607% ($2.4 million) and subsequent accretion of $0.2 million on $400.0 million principal amount, net of issuance costs of $3.1 million.
(4)	Reflects $341.7 million principal amount net of issuance costs of $2.5 million.
(5)	Reflects original discount of 3.118% ($9.4 million) and subsequent accretion of $0.4 million on $300.0 million principal amount, net of issuance costs of $0.8 million.
(6)	Reflects $275.0 million principal amount, net of issuance costs of $8.1 million.
(7)	Reflects $200.0 million principal amount, net of issuance costs of $4.9 million.
(8)	Reflects $450.0 million principal amount, net of issuance costs of $12.9 million.
(9)	Reflects original discount of 0.172% ($0.7 million) on $425.0 million principal amount, net of issuance costs of $3.9 million.

DESCRIPTION OF NOTES

We will issue the notes under the base indenture, dated June 5, 2020, and a supplemental indenture to be entered into upon the closing of this offering (collectively, the “indenture”), each between Affiliated Managers Group, Inc., as issuer, and U.S. Bank Trust Company, National Association, as trustee, which we refer to as the “trustee.” The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to certain provisions of the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

You may request a copy of the indenture from us. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

The following description is a summary of the material provisions of the notes and the indenture and may not contain all the information that is important to you. We urge you to read the indenture and the form of certificate evidencing the notes because they, and not this description, define your rights as a holder of the notes. If the description of the notes in this prospectus supplement differs from the description of debt securities in the accompanying prospectus, the description of the notes in this prospectus supplement supersedes the description of debt securities in the accompanying prospectus.

For purposes of this “Description of Notes,” references to the “Company,” “we,” “our” and “us” refer only to Affiliated Managers Group, Inc., and not to its subsidiaries or Affiliates.

General

We will initially issue $425,000,000 aggregate principal amount of our 5.500% senior notes due 2036, or the “notes.” The notes will mature on February 15, 2036, subject to earlier redemption.

The notes:

•	will be our general unsecured senior obligations;

•	will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

will be represented by one or more registered notes in global form, but in limited circumstances may be represented by notes in certificated form as described below under “—Book-Entry, Settlement and Clearance”;

•	will not have the benefit of a sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay the notes;

•	will rank equally in right of payment to any of our existing or future senior debt; and

•	will be effectively junior to any of our secured debt to the extent of the value of the assets securing such debt, and will be structurally subordinated to all liabilities of our subsidiaries.

The notes will be issued as a new series of senior debt securities under the indenture referred to above. The indenture does not limit the amount of other debt that we or our subsidiaries may incur. We may, from time to time, without the consent of the holders of the notes, issue other debt securities under the indenture. We may also, from time to time, without the consent of the holders of the notes, issue additional notes which will be part of the same series as the notes offered hereby and which will have the same interest rate and other terms (except, generally, for the issue date, issue price and, in some cases, the first interest payment date and as may otherwise be provided in a board resolution or supplemental indenture) as described in this prospectus supplement; provided, however, that we will use a separate CUSIP for any such additional notes that are not fungible with the original notes for U.S. federal income tax purposes.

We may from time to time repurchase the notes in open market purchases or negotiated transactions without prior notice to holders.

The registered holder of a note will be treated as the owner of it for all purposes, and all references herein to “holders” refer to the registered holders.

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any exchange.

Payments on the Notes; Paying Agent and Registrar

Payments in respect of the principal and interest on global notes registered in the name of The Depository Trust Company (“DTC”) or its nominee will be payable to DTC or its nominee, as the case may be, in its capacity as the registered holder under the indenture.

Any certificated notes may be presented for payment at the office or agency designated by us (which will be in Boston, Massachusetts). Initially, the corporate trust office of the trustee in Boston, Massachusetts, will serve as such office, as our paying agent and registrar.

We may change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

Priority

The notes will be our general unsecured and unsubordinated obligations that rank senior in right of payment to all existing and future indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all of our existing and future senior debt. The notes will effectively be junior to any of our secured indebtedness to the extent of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure such secured indebtedness, if any, will be available to pay obligations on the notes only after all indebtedness under such secured indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

Our total indebtedness as of September 30, 2025 was $2,371.6 million. The notes will also be structurally subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables) of our subsidiaries. As of September 30, 2025, our subsidiaries had no indebtedness or other liabilities (excluding intercompany liabilities).

Interest

The notes will bear interest at a rate of 5.500% per year. Interest on the notes will accrue from December 11, 2025 and will be payable on February 15 and August 15 of each year, beginning August 15, 2026. Interest will be paid to the person in whose name a note is registered at the close of business on February 1 and August 1, as the case may be (whether or not a business day), immediately preceding the relevant interest payment date.

Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months. If any interest payment date, maturity date or earlier date of redemption of the notes falls on a date that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that interest payment date, that maturity date or that date of redemption, as the case may be. A “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in The City of New York are authorized or obligated by law or executive order to close or be closed.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (defined below) occurs, unless we have exercised our right to redeem the notes in full, we will make an offer to each holder of notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased, plus any accrued and unpaid interest on the notes repurchased, to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event, we will deliver or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered. The notice shall, if delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to our offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being purchased by us.

The paying agent will promptly deliver to each holder of notes properly tendered the purchase price for the notes, and upon receipt of a company order from us, the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

For purposes of the notes:

“Below Investment Grade Rating Event” means the notes are downgraded below Investment Grade by both Rating Agencies (or, if only one Rating Agency is rating the notes at such time, such Rating Agency) on any date during the period beginning on the date of the public notice of an arrangement that is expected to result in a Change of Control and ending on the 60th day following public notice of the occurrence of such Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agency or Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used in Section 13(d) and 14(d) of the Exchange Act), other than us or one or more of our subsidiaries;

(2)	the adoption of a plan relating to our liquidation or dissolution; or

(3)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner, directly or indirectly, of 50% or more of our Voting Stock, measured by voting power rather than number of shares.

Notwithstanding the foregoing, a transaction effected to create a holding company for us will not be deemed to involve a Change of Control if (1) pursuant to such transaction we become a subsidiary of such holding company and (2) the holders of a majority of the Voting Stock of such holding company immediately following such transaction are the same as the holders of a majority of our Voting Stock immediately prior to such transaction.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Investment Grade” means a rating of BBB- (or the equivalent rating category) or better by a Rating Agency (or the equivalent under any successor rating categories of such Rating Agency) (or, in each case, if such Rating Agency ceases to rate the notes, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its rating agency business.

“Rating Agency” means:

(1)	each of Moody’s and S&P; and

(2)

if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available, any “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (at our option) as a replacement agency for Moody’s or S&P, or both, as the case may be (it being understood that we shall not be required to select such a replacement agency for so long as at least one Rating Agency listed in clause (1) above is rating the notes).

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor to its rating agency business.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person entitled to vote in the election of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Optional Redemption of Notes

Prior to November 15, 2035 (three months prior to their maturity date), which we refer to as the “Par Call Date,” we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

If the redemption is subject to satisfaction of one or more conditions precedent, the redemption notice will describe the conditions and, if applicable, state that the date of redemption may be delayed until the conditions are satisfied or that, if the conditions are not satisfied, such redemption may not occur and the redemption notice may be rescinded.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption. On or prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and accrued and unpaid interest on the notes to be redeemed on such date. If we are redeeming less than all the notes, the trustee under the indenture must select the notes to be redeemed by lot or any other such method as the trustee deems fair and appropriate subject to the procedures of the depositary.

For purposes of determining the optional redemption prices, the following definitions are applicable:

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication), which we refer to as “H.15,” under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date, which we refer to as the “Remaining Life”; (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Consolidation, Merger and Sale of Assets

The indenture provides that we shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another person (in a transaction in which we are not the surviving entity) unless (1) the resulting, surviving or transferee person (in a transaction in which we are not the surviving entity) is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such person expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (2) immediately after giving effect to such transaction, no event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person (in a transaction in which we are not the surviving entity) shall succeed to, and may exercise every right and power of, the Company under the indenture.

This covenant does not apply to any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets, between or among us and our subsidiaries.

Events of Default

The following are events of default under the indenture:

(1)	default in any payment of interest on any note when due and payable, and the default continues for a period of 30 days;

(2)	default in the payment of principal of any note when due and payable at its stated maturity, upon call for redemption, upon declaration of acceleration or otherwise;

(3)

our failure for 90 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or the indenture; or

(4)	certain events of bankruptcy, insolvency, or similar reorganization relating to us (these events being referred to as the “bankruptcy provisions”).

If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes, by notice to us and, subject to the terms of the indenture, the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. However, upon an event of default arising out of the bankruptcy provisions with respect to us, the aggregate principal amount and accrued and unpaid interest will be due and payable immediately.

The holders of a majority in principal amount of the notes may waive all past defaults (except with respect to (x) nonpayment of principal or a default arising from our failure to redeem any notes when required, as the case may be, or (y) any default in respect of a provision of the indenture that cannot be amended without the consent of each holder of the notes) and in addition, may rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction for payment of the money due, (2) we have deposited with the trustee a sum sufficient to pay all amounts then due and payable with respect to the notes (other than principal (and premium, if any) that has become due by reason of such acceleration) or to the trustee and (3) all existing events of default, other than the nonpayment of the principal of the notes that has become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee notice that an event of default is continuing;

(2)	holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)

the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signer thereof knows of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 business days after becoming aware of the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

Defeasance and Covenant Defeasance

We may elect either (i) to defease and be discharged from any and all obligations with respect to the notes (except as otherwise provided in the indenture) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants that are described in the indenture (“covenant defeasance”), upon the deposit with the trustee, in trust for such purpose, of money and/or government obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium (if any) on and interest on, the notes to maturity or redemption, as the case may be. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. We may exercise our defeasance option with respect to the notes notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the notes may not be accelerated because of an event of default.

If we exercise our covenant defeasance option, payment of the notes may not be accelerated by reference to any covenant from which we are released as described under clause (ii) of the immediately preceding paragraph. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the notes, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Satisfaction and Discharge

The indenture will at our request cease to be of further effect with respect to the notes (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the indenture), when:

(1)	either:

(A)	all notes theretofore authenticated and delivered have been delivered to the trustee for cancellation (except destroyed, lost or stolen notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust); or

(B)	all notes not theretofore delivered to the trustee for cancellation

(i)	have become due and payable,

(ii)	will become due and payable at their stated maturity within one year, or

(iii)	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption,

and we, in the case of clauses (i), (ii) or (iii) above, have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of establishing an amount sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of notes which have become due and payable) or to the stated maturity or redemption date, as the case may be;

(2)	we have paid or have caused to be paid all other sums payable under the indenture by us with respect to the notes; and

(3)

we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the notes have been complied with.

Modification and Amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)	reduce the percentage in aggregate principal amount of notes whose holders must consent to an amendment of the indenture or to waive any past default;

(2)	reduce the rate of or change the stated time for payment of interest on any note;

(3)	reduce the principal of or change the stated maturity of any note;

(4)

reduce the redemption price of any note or adversely affect a right of repayment with respect to any note that is at such holder’s option, other than as described above under the heading “—Offer to Repurchase Upon a Change of Control Repurchase Event”;

(5)	make any note payable in a currency, or at a place, other than that stated in the note;

(6)	change the ranking of the notes in a manner that is adverse to the holders of the notes;

(7)

impair the right of any holder to institute suit for the enforcement of any payment on or with respect to such holder’s notes on or after their maturity date or, in the case of redemption, on or after their redemption date; or

(8)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions of the indenture.

Notwithstanding the provisions described above, without the consent of any holder, we and the trustee may amend the indenture to:

(1)	cure any ambiguity, omission, defect or inconsistency in the indenture or conform the terms of the indenture or the notes to the description thereof in this prospectus;

(2)	provide for the assumption by a successor person of our obligations under the indenture as described above under the heading “—Consolidation, Merger and Sale of Assets”;

(3)	add guarantees with respect to the notes;

(4)	secure the notes;

(5)	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(6)	add to the events of default with respect to the notes;

(7)	facilitate the issuance of new notes;

(8)	make any change that does not adversely affect the rights of any holder;

(9)	provide for a successor trustee; or

(10)	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

SEC Reporting

We must provide the trustee with a copy of the reports we must file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than 15 days after those reports are filed with the SEC. Documents filed by us with the SEC on the EDGAR system will be deemed provided to the trustee as of the date they are filed on EDGAR.

Trustee

U.S. Bank Trust Company, National Association is the trustee, security registrar and paying agent.

Governing Law

The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons, which we refer to as the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. Accountholders in the Euroclear or Clearstream clearance systems may hold beneficial interests in the notes through the accounts that each of these systems maintains as a participant in DTC. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of DTC participant through which the investor owns its interest). The trustee shall have no liability or responsibility for the action or inaction of DTC.

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes;

•	DTC ceases to be registered as a clearing agency under the Exchange Act;

•	we deliver to the trustee a company order that the global notes be exchanged for certificated notes; or

•	an event of default in respect of the notes has occurred and is continuing.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes. This summary applies only to Non-U.S. Holders (as defined below) that acquire the notes at their original issue price pursuant to this offering and hold the notes as capital assets for U.S. federal income tax purposes. For purposes of this summary, “Non-U.S. Holder” means a beneficial owner of the notes that is not, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation (or other entity subject to tax as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state or political subdivision thereof, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source;

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person; or

•	a partnership or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes.

This discussion is not a comprehensive summary of all of the tax considerations that may be relevant to any particular investor. In particular, the discussion does not address all of the tax considerations that may be applicable to investors that are subject to special rules, such as banks, financial institutions, insurance companies, broker dealers, dealers in securities or currencies, persons that mark their securities to market, tax-exempt entities, controlled foreign corporations, passive foreign investment companies, real estate investment trusts, regulated investment companies, certain expatriates or former long-term residents of the United States, governments or agencies or instrumentalities thereof, persons holding the notes as part of a straddle, hedging, conversion or integrated transaction, persons whose functional currency is not the U.S. dollar and persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement. Moreover, this discussion does not address any non-U.S., state or local tax considerations, any aspect of the Medicare tax on net investment income or alternative minimum tax, or any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws.

This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder as well as administrative rulings or pronouncements or judicial decisions, published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). No IRS ruling has been or will be sought regarding any matter discussed herein and there can be no assurance that the IRS will not challenge one or more of the positions described herein and that a court would not agree with the IRS.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS ANY STATE, LOCAL OR NON-US TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES.

If a partnership or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to them.

Interest Payments

A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on interest paid on a note if the interest is not effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, in the case of certain tax treaties, is not attributable to a permanent establishment or fixed base within the U.S.); provided that the Non-U.S. Holder:

•	does not actually or constructively, directly or indirectly, own 10% or more of the total combined voting power of all classes of our voting stock;

•	is not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related to us directly or indirectly through stock ownership; and

•	certifies to its non-U.S. status and that no withholding is required pursuant to the rules discussed below, on IRS Form W-8BEN or W-8BEN-E (or other applicable form).

Alternatively, a Non-U.S. Holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), generally, by providing an IRS Form W-8ECI.

However, to the extent that such interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the U.S.), the Non-U.S. Holder will generally be subject to U.S. federal income tax on a net income basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate).

If a Non-U.S. Holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base within the United States), the Non-U.S. Holder will generally be subject to U.S. withholding tax at a rate of 30%. To claim an exemption from or a reduced rate of withholding under an applicable income tax treaty, a Non-U.S. Holder must generally provide a properly completed IRS Form W-8BEN, W-8BEN-E (or other applicable form).

Disposition of the Notes

A Non-U.S. Holder will generally not be subject to U.S. federal income tax with respect to gain, if any, realized upon the sale, exchange, retirement, or other disposition of the notes unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder and, if required under an applicable treaty, is attributable to a permanent establishment or fixed base of the Non-U.S. Holder within the United States, or (ii) in the case of a Non-U.S. Holder that is an individual, such holder is present in the United States for 183 or more days in the taxable year in which the sale, exchange, retirement or other disposition occurs and certain other conditions are satisfied.

A Non-U.S. Holder described in clause (i) above will generally be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to an additional branch profits tax (imposed at a rate of 30%, or a lower applicable treaty rate). An individual Non-U.S. Holder described in clause (ii) above will generally be subject to U.S. federal income tax at a rate of 30% (or a lower applicable treaty rate) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources (including gains derived from such sale, exchange, retirement, or other disposition) exceed its capital losses allocable to U.S. sources.

Foreign Account Tax Compliance Act

Pursuant to sections 1471 through 1474 of the Code (commonly known as “FATCA”), withholding at a rate of 30% is generally required in certain circumstances on interest in respect of notes held by or through certain foreign financial institutions (including investment funds), unless such institution:

1.

enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or

2.

if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which may exchange such information with the U.S. authorities.

An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which each note is held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, interest payments in respect of the notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the IRS. We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND ANY OTHER TAX CONSIDERATIONS TO IT RELATED TO AN INVESTMENT IN THE NOTES.

CERTAIN ERISA AND BENEFIT PLAN CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes (including an interest in a note) by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each as described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA and/or Section 4975 of the Code (each, a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan. It is not intended that we, the underwriters or any of our or their respective agents, representatives or affiliates (the “Transaction Parties”) will provide any advice to any Covered Plan in a fiduciary capacity in connection with its investment in notes, unless an applicable exemption under ERISA permitting such advice applies.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control, conflict of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. For example, the acquisition and/or holding of notes (including any interest in a note) by a Covered Plan with respect to which we or the underwriters is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to an investment in the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d) (20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person (“Service Provider”) who is a party in interest or disqualified person to such Covered Plan solely by reason of providing service to such Covered Plan or having a relationship to a person providing services to the Covered Plan; provided that neither the Service Provider nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance any of the above-described exemptions, or any other exemption would be applicable, or that all of the conditions of any such exemptions or any other exemption will be satisfied, with respect to all transactions involving the notes that would otherwise be prohibited under ERISA or Section 4975 of the Code.

Because of the foregoing, the notes (including any interest in a note) may not be purchased or held by any person investing “plan assets” of any Plan, unless such investment will not result in a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note (including any interest in a note), each purchaser and subsequent transferee of a note (including any interest in a note) will be deemed to have represented and warranted that (A) either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws. In addition, if any purchaser of the notes (including any interest herein) is using assets of a Plan to acquire or hold the notes, such purchaser will be deemed to represent and warrant that none of the Transaction Parties has acted as the Plan’s fiduciary with respect to the Plan’s investment in the notes.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions or other violations, it is particularly important that fiduciaries, or other persons considering investing in the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase, holding and disposition of the notes (including any interest in a note). Purchasers of the notes (including any interest in a note) have the exclusive responsibility for ensuring that their investment in the notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

Neither the provision of this prospectus supplement nor sale of a note (or any interest in a note) to a Plan pursuant hereto is in any respect a representation or recommendation by any Transaction Party that such an investment meets all relevant legal requirements with respect to investments by any such Plan or Plans generally, or that such investment is advisable or appropriate for any such Plan or Plans generally.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$106,250,000
Citigroup Global Markets Inc.	106,250,000
Wells Fargo Securities, LLC	106,250,000
Citizens JMP Securities, LLC	42,500,000
Barclays Capital Inc.	5,796,000
BNY Mellon Capital Markets, LLC	5,796,000
Deutsche Bank Securities Inc.	5,796,000
Goldman Sachs & Co. LLC	5,796,000
Huntington Securities, Inc.	5,796,000
J.P. Morgan Securities LLC	5,795,000
Morgan Stanley & Co. LLC	5,795,000
M&T Securities, Inc.	5,795,000
RBC Capital Markets, LLC	5,795,000
Siebert Williams Shank & Co., LLC	5,795,000
U.S. Bancorp Investments, Inc.	5,795,000

Total	$425,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.400% of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, a discount on the notes to other dealers not in excess of 0.250% of the principal amount of the notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed. The expenses of the offering, not including the underwriting discount, are estimated at $1.1 million and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange or to arrange for the notes to be quoted on any quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Conflicts of Interest

Certain of the underwriters or their affiliates may be holders of the Trust Preferred Securities and, to the extent proceeds from the offering are used to redeem the Trust Preferred Securities, may receive 5% or more of the net proceeds of the offering through such redemption. To the extent an underwriter or its affiliates receive more than 5% of the net proceeds of the notes offered hereby, such underwriter is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121, and this offering will therefore be conducted in accordance with FINRA Rule 5121. As required by FINRA Rule 5121, no underwriter with a “conflict of interest” will confirm sales to any account over which it exercises discretionary authority without the specific written approval of the accountholder.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings with us or our Affiliates. Certain of the underwriters and their respective affiliates are lenders under our credit facilities. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee, security registrar and paying agent.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities)

and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our Affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Alternative Settlement Cycle

It is expected that delivery of the notes will be made against payment therefor on or about December 11, 2025, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than one business day prior to the settlement date will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade such notes prior to their date of delivery should consult their own advisors.

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free-writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free-writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free-writing prospectus may only do so with respect to EEA Qualified Investors. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.

Prohibition of Sales to EEA Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United

Kingdom (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus or any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.

Prohibition of Sales to United Kingdom Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or (iii) not a UK Qualified Investor; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus, any related free-writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and this prospectus supplements, the accompanying prospectus, any related free-writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free-writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free-writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2) (a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free-writing prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free-writing prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free-writing prospectus or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

Neither this prospectus supplement nor the accompanying prospectus is intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA and neither this prospectus supplement, nor the accompanying prospectus, nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Hong Kong

The notes have not been and will not be offered or sold in Hong Kong by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”) and accordingly, they have not been offered or sold and will not be offered or sold, directly or indirectly in Japan or to, or for the account or benefit of, any Japanese person or to, or for the account or benefit of, others for re-offering or re-sale directly or indirectly in Japan or to, or for the account or benefit of, any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, FIEA and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the attached prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) with the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, this prospectus supplement, the attached prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)

a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:

(1)

to an Institutional Investor, an Accredited Investor, or a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

VALIDITY OF NOTES

The validity of the notes offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters related to the offering of the notes will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov. We maintain an internet site at http://www.amg.com. The information on, or accessible from, our website, is not a part of this prospectus supplement by reference or otherwise.

The SEC’s rules allow us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, any document or portion of that document that is deemed not to be filed) after the filing of this prospectus supplement and prior to the termination of the offering of the securities offered hereby:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 14, 2025;

•	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed on May 8, 2025, August 7, 2025 and November 6, 2025, respectively;

•

The Company’s Current Reports on Form 8-K filed on February 3, 2025, February 6, 2025 (but only the information deemed “filed” for purposes of Section 18 of the Exchange Act), March  7, 2025, May 8, 2025 (but only the information deemed “filed” for purposes of Section 18 of the Exchange Act), May  22, 2025, June 6, 2025 (but only the information deemed “filed” for purposes of Section 18 of the Exchange Act), July 31, 2025 (but only the information deemed “filed” for purposes of Section 18 of the Exchange Act), August 14, 2025 (but only the information deemed “filed” for purposes of Section 18 of the Exchange Act), and November 3, 2025 (but only the information deemed “filed” for purposes of Section 18 of the Exchange Act); and

•

The information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December  31, 2024 from the Company’s Definitive Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Stockholders held on May 22, 2025, filed on April 11, 2025.

You may obtain documents incorporated by reference into this prospectus supplement at no cost by requesting them in writing or telephoning us at the following address:

Dava E. Ritchea, Chief Financial Officer

Affiliated Managers Group, Inc.

777 South Flagler Drive

West Palm Beach, Florida 33401

(800) 345-1100

PROSPECTUS

AFFILIATED MANAGERS GROUP, INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

The registration statement that contains this prospectus is being filed in anticipation of the expiration of the previous registration statement filed by Affiliated Managers Group, Inc. (“AMG”) on March 1, 2022.

AMG may offer and sell, or facilitate the resale of, securities from time to time. We will provide specific terms of these securities in supplements to this prospectus. One or more selling security holders to be identified in the future may also offer and sell the securities listed above from time to time. You should read this prospectus and any prospectus supplements carefully before making your investment decision.

The common stock of AMG is listed on the New York Stock Exchange (the “NYSE”) under the symbol “AMG.” In addition, we have junior subordinated notes listed on the NYSE under the symbols “MGR,” “MGRB,” “MGRD,” and “MGRE.” If we decide to seek a listing of any debt securities, preferred stock, depositary shares, warrants, or other securities offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for those securities.

Investing in these securities involves certain risks. Before making a decision to invest in these securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission (the “SEC”). See “Risk Factors” on page 2.

The address of AMG’s principal executive offices is 777 South Flagler Drive, West Palm Beach, Florida 33401 and the telephone number at the principal executive offices is (800) 345-1100.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2025

i

ABOUT THIS PROSPECTUS

Each time we offer securities using this prospectus, we will provide the specific terms and offering prices in a supplement to this prospectus. The prospectus supplements also may add, update, or change the information contained or incorporated by reference in this prospectus and also will describe the specific manner in which we will offer these securities.

The applicable prospectus supplement may also contain important information about United States federal income tax consequences and, in certain circumstances, consequences under other countries’ tax laws to which you may become subject if you acquire the securities being offered by that prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We are responsible for the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized any other person to provide you with different information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or incorporated by reference herein is accurate only as of the date on the front of this prospectus or the respective dates of filing of the incorporated documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “AMG,” “we,” “us,” the “Company,” and “our” refer to Affiliated Managers Group, Inc. and not our Affiliates (as defined later in this prospectus) or other subsidiaries.

1

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should carefully read and consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as well as any risk factors contained in our subsequent Quarterly Reports on Form 10-Q and any applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations, and prospects, and could result in a partial or complete loss of your investment.

2

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus, in the documents we incorporate by reference herein and our other filings with the SEC, in our press releases, and in oral statements made with the approval of an executive officer may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements, and may be prefaced with words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “preliminary,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates,” or the negative version of these words or other comparable words. Such statements are subject to certain risks and uncertainties, including, among others, the factors discussed under the caption “Risk Factors” in the documents incorporated by reference in this prospectus.

These factors (among others) could affect our financial condition, business activities, results of operations, cash flows, or overall financial performance and cause actual results and business activities to differ materially from historical periods and those presently anticipated and projected. Forward-looking statements speak only as of the date they are made, and we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we caution you not to place undue reliance on any such forward-looking statements.

3

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov. We maintain an internet site at http://www.amg.com. The information on, or accessible from, our website is not a part of this prospectus by reference or otherwise.

The SEC’s rules allow us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than, in each case, any document or portion of that document that is deemed not to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 14, 2025;

•	Current Reports on Form 8-K filed on February 3, 2025, and February 6, 2025 (but only the information deemed “filed” for purposes of Section 18 of the Exchange Act);

•

our Definitive Proxy Statement on Schedule 14A filed on April 12, 2024 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023); and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 7, 1997, and any amendment or report filed for the purpose of updating such description.

You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

Dava E. Ritchea, Chief Financial Officer

Affiliated Managers Group, Inc.

777 South Flagler Drive

West Palm Beach, Florida 33401

(800) 345-1100

This prospectus constitutes a part of a registration statement on Form S-3, including all amendments and exhibits, referred to herein as the “Registration Statement,” that we have filed with the SEC under the Securities Act of 1933, as amended, or the “Securities Act.” This prospectus does not contain all of the information contained in the Registration Statement. We refer you to the Registration Statement and related exhibits for further information regarding us and our securities. The Registration Statement may be inspected from the SEC’s website at http://www.sec.gov. Statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

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THE COMPANY

AMG is a strategic partner to leading independent investment firms globally. Our strategy is to generate long-term value by investing in high-quality independent partner-owned firms, which we refer to as “Affiliates,” through a proven partnership approach, and allocating resources across our unique opportunity set to the areas of highest growth and return. With their entrepreneurial, investment-centric cultures and alignment of interests with clients through direct equity ownership by firm principals, independent firms have fundamental competitive advantages in offering unique return streams to the marketplace. Through AMG’s distinctive approach, we enhance these advantages to magnify the long-term success of our Affiliates and actively support their independence. Our innovative model enables each Affiliate’s management team to retain autonomy and significant equity ownership in their firm, while they leverage our strategic capabilities and insight, including growth capital, product strategy and development, capital formation, and incentive alignment and succession planning. As of December 31, 2024, our aggregate assets under management were approximately $708 billion across a diverse range of private markets, liquid alternatives, and differentiated long-only investment strategies.

5

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes.

6

DESCRIPTION OF THE DEBT SECURITIES

We may offer debt securities, which may be senior debt securities or junior subordinated debt securities and may be convertible or non-convertible. We will issue debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the senior debt securities will include those described in the applicable prospectus supplement and those stated in the senior debt securities indenture, dated as of June 5, 2020 (the “Senior Notes Indenture”), between the Company, as issuer, and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association), as trustee, and those made part of the Senior Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the junior subordinated debt securities will include those described in the applicable prospectus supplement and those stated in the junior subordinated debt securities indenture, dated as of March 27, 2019 (the “Junior Subordinated Notes Indenture”), by and between the Company, as issuer, and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association), as trustee, and those made part of the Junior Subordinated Notes Indenture by reference to the Trust Indenture Act. We have included copies of the Senior Notes Indenture and the Junior Subordinated Notes Indenture as exhibits to this Registration Statement. Each of the indentures is subject to, and governed by, the terms of the Trust Indenture Act. We have junior subordinated notes listed on the NYSE under the symbols “MGR,” “MGRB,” “MGRD,” and “MGRE.”

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DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. Therefore, you should read our charter and by-laws for additional information related to our common stock.

General

Under our charter, we are authorized to issue up to 150,000,000 shares of common stock, par value $0.01 per share, and up to 3,000,000 shares of Class B non-voting common stock, par value $0.01 per share. Under Delaware law, stockholders generally are not responsible for our debts or obligations. As of December 31, 2024, we had 29,594,990 shares of common stock outstanding, an additional 28,924,054 shares of common stock were held in the Company’s treasury, and there were no shares of Class B non-voting common stock outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. Our common stock is listed on the NYSE under the symbol “AMG.”

Dividends

Subject to preferential rights of any other class or series of stock, holders of common stock and Class B non-voting common stock may receive dividends out of assets that we can legally use to pay dividends, when, as, and if they are declared by our board of directors, with each share of common stock and each share of Class B non-voting common stock sharing equally in such dividends (with each share of Class B non-voting common stock being equal to the number of shares of common stock into which it would then be convertible). If dividends are declared that are payable in shares of common stock or shares of Class B non-voting common stock, such dividends will be declared payable at the same rate in both classes of stock and the dividends payable in shares of common stock will be payable to the holders of shares of common stock, and the dividends payable in shares of Class B non-voting common stock will be payable to the holders of shares of Class B non-voting common stock.

Voting Rights

Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise required by Delaware law or as provided with respect to any other class or series of stock. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a majority of the votes cast at a meeting of stockholders at which a quorum is present is required to elect a director in an uncontested election.

Liquidation/Dissolution Rights

Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock and Class B non-voting common stock shall be entitled to share ratably in the remaining assets available for distribution in the event we are liquidated, dissolved, or our affairs are wound up after we pay or make adequate provision for all of our known debts and liabilities (with each share of Class B non-voting common stock being equal to the number of shares of common stock into which it would then be convertible).

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation, and other rights, and have no preference, appraisal, or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of shares of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities, other than the conversion rights afforded to the holders of our Class B non-voting common stock that are described below.

8

Under Delaware law, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange, or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding a majority of the shares entitled to vote on the matter, unless a different percentage is set forth in the corporation’s charter, which percentage will not in any event be less than a majority of all of the shares entitled to vote on such matter. Our charter provides that whenever any vote of the holders of voting stock is required to amend or repeal any provision of the charter, then in addition to any other vote of the holders of voting stock that is required by the charter or by-laws, the affirmative vote of the holders of a majority of our outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class, is required. However, with respect to the amendment or repeal of any of the provisions of our charter relating to stockholder action without an annual or special meeting, the election, term, or removal of directors, vacancies on the board of directors, or the limitation of liability of directors, the affirmative vote of the holders of at least eighty percent (80%) of our outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class, will be required.

Rights of Class B Non-Voting Common Stock

The holders of our Class B non-voting common stock generally have the same rights and privileges as holders of our common stock, except that holders of Class B non-voting common stock do not have any voting rights other than those which may be provided under our charter or applicable law. Each share of Class B non-voting common stock is convertible, at the option of the holder, into one share of common stock; provided, that such conversion is not inconsistent with any regulation, rule, or other requirement of any governmental authority applicable to the holder. To the extent the holders of Class B non-voting common stock are entitled to vote under our charter or applicable law, such holders shall vote together as a single class with the holders of common stock, except as required by law.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

9

DESCRIPTION OF PREFERRED STOCK

Under our charter, the board of directors is authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, and to establish from time to time a series of preferred stock with terms as it may specify in a certificate of designations which will be filed as an exhibit to a document incorporated by reference in the Registration Statement of which this prospectus forms a part. A description of the terms of preferred stock so created will be contained in a prospectus supplement related to any offering of such securities.

10

DESCRIPTION OF DEPOSITARY SHARES

AMG may, at its option, elect to offer fractional shares of preferred stock, rather than whole shares of preferred stock. In such event, AMG will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between AMG and a bank or trust company selected by AMG, as preferred stock depositary. Unless otherwise provided in the applicable prospectus supplement, each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion, and liquidation rights, if any, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The form of deposit agreement, including the form of depositary receipt, will be established at the time of the offering of any depositary shares and will be described in the applicable prospectus supplement related to any offering of such securities.

11

DESCRIPTION OF WARRANTS

AMG may offer warrants pursuant to which a holder will be entitled to purchase debt securities, preferred stock, common stock, or other securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Warrants will be issued under one or more warrant agreements to be entered into between AMG and a bank or trust company, as warrant agent. Except as otherwise stated in a prospectus supplement, the warrant agent will act solely as the agent of AMG under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate, will be filed as an exhibit to a document incorporated by reference in the Registration Statement of which this prospectus forms a part. You should read the more detailed provisions of the warrant agreement and the warrant certificate for provisions that may be important to you.

The particular terms of each issue of warrants, the warrant agreement relating to the warrants and the warrant certificates representing warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the warrants;

•	the offering price of the warrants;

•	the aggregate number of warrants and the aggregate number of securities that may be purchased upon exercise of the warrants;

•

the designation, number, and terms of the debt securities, preferred stock, common stock, or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the currency or currency units in which the offering price and the exercise price are payable;

•	the designation and terms of the securities, if any, with which the warrants are issued, and the number of warrants issued with each security;

•	the date, if any, on and after which, if the warrants are issued as a unit with another security, the warrants and the related security will be separately transferable;

•	the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise warrants will commence and the date on which the right will expire;

•	a discussion of United States federal income tax or other considerations applicable to the warrants;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock, or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of debt securities, preferred stock, common stock, or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of debt securities, preferred stock, common stock, or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any additional terms of the subscription rights, including terms, procedures, and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights will commence and the date on which the subscription rights will expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

13

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

AMG may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to AMG, and AMG to sell to or purchase from the holders, a specified or varying number of shares of common stock, shares of preferred stock, or depositary shares at a future date or dates. The consideration per share of common stock, share of preferred stock, or depositary share and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities,

•	U.S. Treasury securities, or

•	any other securities described in the applicable prospectus supplement,

which may secure the holders’ obligations to purchase or to sell, as the case may be, the common stock, preferred stock, or depositary shares under the stock purchase contracts. The stock purchase contracts may require AMG to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

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PLAN OF DISTRIBUTION

General

The securities may be sold:

•	to or through underwriting syndicates represented by managing underwriters;

•	to or through one or more underwriters without a syndicate;

•	through dealers or agents;

•	to investors directly in negotiated sales or in competitively bid transactions;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market or an exchange or otherwise; or

•	through a combination of any of these methods or by any other legally available means.

The prospectus supplement for each series of securities we sell will describe, to the extent required, information with respect to that offering, including:

•	the name or names of any underwriters and the respective amounts underwritten;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	any material relationships with the underwriters.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions and the underwriters will be obligated to purchase all of these securities if any are purchased.

The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents

We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement.

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Direct Sales

We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the applicable securities.

Indemnification

We may indemnify underwriters, dealers, or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers, or agents may be required to make.

No Assurance of Liquidity

Any securities, other than our common stock, may be new issues of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

Secondary Sales

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holder and provide the information required under the Securities Act, including the name of the selling security holder, the security or securities to be offered and sold, and information about any underwriters or agents, including any commissions to be paid.

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VALIDITY OF SECURITIES

Unless the applicable prospectus supplement indicates otherwise, certain matters relating to the validity of the securities will be passed upon on behalf of AMG by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

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EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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AFFILIATED MANAGERS GROUP, INC.

$425,000,000

5.500% Senior Notes due 2036

Prospectus Supplement

Joint Book-Running Managers

BofA Securities

Citigroup

Wells Fargo Securities

Citizens Capital Markets

Co-Managers

Barclays

BNY Capital Markets

Deutsche Bank Securities

Goldman Sachs & Co. LLC

Huntington Capital Markets

J.P. Morgan

Morgan Stanley

M&T Securities

RBC Capital Markets

Siebert Williams Shank

US Bancorp

December 8, 2025